UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 5, 2003


                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                        1-6453           95-2095071
(State of Incorporation)       (Commission        (I.R.S. Employer
                                File Number)      Identification Number)


                    2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090
                       SANTA CLARA, CALIFORNIA 95052-8090
                    (Address of Principal Executive Offices)

                                 (408) 721-5000

              (Registrant's telephone number, including area code)
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NATIONAL SEMICONDUCTOR CORPORATION

Index


                                                                Page
                                                                ----

Item 7.  Financial Statements and Exhibits                        3

Item 9.  Regulation FD Disclosure                                 3

Signature                                                         4

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NATIONAL SEMICONDUCTOR CORPORATION
Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c )  Exhibits
         --------------

Exhibit No.                Description of Exhibit
-----------                ----------------------

   99.1                    News  release   dated  June  5,  2003  issued
                           by  National   Semiconductor Corporation. *

     * This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.


Item 9.  REGULATION FD DISCLOSURE

This information, furnished under this "Item 9. Regulation FD disclosure," is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216 and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

On June 5, 2003, National Semiconductor Corporation issued a news release announcing earnings for the quarter ended May 25, 2003. The earnings news release, which has been attached as Exhibit 99.1, contains Condensed Consolidated Statements of Operations, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The news release also contains certain reconciliations of net loss as reported to net income (loss) excluding license writedowns and special items in 2003 and a tax refund in 2002 that are not presented in accordance with GAAP. These reconciliations are presented as supplemental information because we believe it provides investors with additional information on the components of special items and provides a better understanding of the underlying performance of our business. These non-GAAP reconciliations should be considered supplemental to, and not a substitute for or superior to, the financial statements prepared in accordance the GAAP that are contained in the news release.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            NATIONAL SEMICONDUCTOR CORPORATION

Dated: June 5, 2003
                                            \S\ Robert E. DeBarr
                                            Robert E. DeBarr
                                            Controller
                                            (Principal Accounting Officer)